EXHIBIT 10.2

                          PREFERRED PROVIDER AGREEMENT


THIS AGREEMENT entered into as of the 3rd day  of  June, 1998


AMONG:

                  MCI SYSTEMHOUSE CORP., a corporation organized pursuant to the laws of Delaware, together with SHL SYSTEMHOUSE CO., a corporation continued pursuant to the laws of Nova Scotia, SHL COMPUTER INNOVATIONS INC., a corporation continued pursuant to the laws of New Brunswick and SHL TECHNOLOGY SOLUTIONS LIMITED, a United Kingdom corporation.

                  (collectively referred to hereinafter as  "SYSTEMHOUSE")


AND:

                  GENERAL PHYSICS CORPORATION, a corporation incorporated under the laws of Delaware.

                  (hereinafter referred to as "General Physics ")


      WHEREAS the parties SYSTEMHOUSE and General Physics (collectively referred to as the "Parties" and individually referred to as "Party") have entered into an Asset Purchase Agreement of even date hereof which contemplates the provision of training services by General Physics to SYSTEMHOUSE's Customers;

      WHEREAS as the Parties have complementary capabilities, products, and services, and it is to their mutual benefit to cooperate and work together for the purposes of General Physics providing Services as defined herein to Customers;

      WHEREAS the Parties intend to submit Proposals to Customers in an effort to secure Contracts with Customers;

      WHEREAS SYSTEMHOUSE and General Physics each desire to define their mutual rights and obligations in connection with any joint marketing efforts, the preparation and submission of Proposals and in connection with certain matters which may arise if the Customer enters into a Contract;

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      NOW THEREFORE,  in consideration  of the mutual premises  contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


1.0   INTERPRETATION

1.1 In this Agreement the following expressions shall, unless the subject matter or context is inconsistent therewith, have the respective following meanings:

      "Act of Insolvency" means that:

      (i) a Party institutes proceedings for its winding-up, liquidation, or dissolution or consents to the filing of any petition with respect thereto or files a petition seeking reorganization, readjustment, arrangement, composition or similar relief under applicable law, or consents to the filing of any such petition or to the appointment of a receiver, liquidator, trustee or similar officer of itself or any part of its property or makes an assignment for the benefit of creditors; or

      (ii) a court having jurisdiction enters a decree or order for a Party's winding up, liquidation or dissolution or adjudges it to be insolvent or enters a decree or order which remains in force, undischarged or unstayed, for a period of 20 Business Days or more approving, as properly filed, a petition seeking reorganization, readjustment, arrangement, composition or similar relief for any such Party under applicable law, or the appointment of any receiver, liquidator, trustee or similar officer of any such party or all or any part of its property; or

      (iii) an application is made with respect to a Party under chapter 7 or chapter 11 of Title 11 of the U. S. Code or similar or replacement legislation or if a proceeding is instituted for its winding up or a petition in bankruptcy is presented against it under a bankruptcy or similar act and such application, proceeding or petition is not dismissed, stayed or withdrawn within 20 Business Days after such Party has notice or knowledge of the institution thereof.

      "Affiliate" means, with respect to any Person, any other Person which controls, is controlled by, or is under common control with the subject entity; a Person which controls an Affiliate under the foregoing shall also be deemed to be an Affiliate of such entity. For purposes hereof, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity whether through the ownership of voting securities, by contract, or otherwise.

      "Agreement" means this agreement, any Schedule or Exhibit hereto, and all amendments or modifications hereto and thereto.


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      "Asset Purchase  Agreement" means that certain Asset Purchase  Agreement dated as of
       the  date  hereof  by  and  among  SHL  Systemhouse   Co.,  SHL  Computer
      Innovations Inc., MCI Systemhouse Corp., SHL Technology Solutions
      Limited and  General Physics Corporation.

      "Business"  has  the  meaning  ascribed  to it  in  the  Asset  Purchase
      Agreement.

      "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Toronto, Ontario or New York, New York or London, UK are not open for business.

      "Commission Amounts" means those commission amounts to be paid by General Physics to SYSTEMHOUSE as set out in Schedule "D".

      "Confidential Information" means confidential or proprietary information disclosed by a Party pursuant to this Agreement, as defined in the Non-Disclosure Agreement between the Parties attached hereto as Schedule "B".

      "Contract" means a contract entered into by either or both Parties with a Customer.

      "Customer" means an existing or potential customer or end-user of SYSTEMHOUSE, for whom Services may be performed.

      "Customer Opportunity(ies)" means Customer needs for Services rendered by the Business as of the Closing Date. For the avoidance of doubt, the term Business shall explicitly exclude custom training and support provided by SYSTEMHOUSE which is ancillary to the delivery of outsourcing and systems integration services provided by SYSTEMHOUSE.


      "Effective  Date"  means the  Closing  Date  under  the  Asset  Purchase
Agreement.

      "Exhibit(s)"  means the  attachments to the Schedules  listed in Section
1.7.

      "Including" means "including without limitation" and is not to be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.

      "Master Subcontract Agreement" means the Master Subcontract Agreement to be entered into by the Parties in the form attached as Schedule "E" on the Effective Date.

      "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or governmental or regulatory authority.


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       "Proposal"  means a proposal for the  provision  of Services  pursuant to this Agreement made by either or both Parties to a Customer.

      "Schedule(s)"  means the attachments to this Agreement listed in Section
      1.7.

      "Services" means the training products and services to be provided by General Physics through the cooperation of the Parties as described herein

      "Subcontractor"  means  a  permitted   subcontractor  of  General  Physics
      pursuant to Section 3.4 for the execution or supply of all or any portion of the Services subject to this Agreement.

      "Territory" means Canada, the United States and the United Kingdom.

      "Transition Services Agreement" means the Transition Services Agreement between the Parties to be entered into on the Effective Date.

       "Work Product" means all original literary, artistic, technical, or other material made, prepared, developed or produced by either party in the performance of its obligations pursuant to this Agreement including documentation, reports, manuals, and flow charts, but excluding ideas, concepts, know-how or techniques.

1.2 Headings. The division of this Agreement into Sections and the insertion of recitals and headings are for convenience of reference only and shall not constitute a part hereof.

1.3 Singular, Plural, Gender. Wherever in this Agreement the context so requires, the singular number shall include the plural number and vice versa and any gender herein used shall be deemed to include the feminine, masculine or neuter gender.

1.4 Agreement. The terms "hereof", "hereto", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreement supplemental hereto.

1.5 Entire Agreement. This Agreement, together with the Master Subcontract Agreement, the Asset Purchase Agreement and the Transition Services Agreement contain the entire agreement between the Parties with respect to the transactions contemplated hereunder and thereunder and supersede all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The Parties hereto in executing and delivering, and in carrying out the provisions of this Agreement are relying solely on the representations, warranties and covenants contained in this Agreement or in any writing delivered pursuant to provisions of this Agreement, and not upon any representation, warranty, covenant, or information, written or oral, made by any person other than as specifically set forth herein or therein.


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1.6   Amendment or Supplement.  This Agreement shall not be modified except by a subsequently dated written amendment signed on behalf of the Parties hereto by their duly authorized representatives, and any purchase order purporting to supplement the provisions hereof shall be void.

1.7 Schedules. The following are the Schedules attached to and forming part of this Agreement:

      Schedule "A"      - Co-Marketing Obligations
      Schedule "B"      - Non-Disclosure Agreement
      Schedule "C"      - List of Customers and Leads
      Schedule "D"      - Commission Amounts
      Schedule "E"      - Master Subcontract Agreement

      The terms and conditions of any Schedule or Exhibit are in addition to the terms and conditions set forth in this Agreement, except where such terms and conditions of any Schedule conflict or are inconsistent with the terms and conditions of the main body of this Agreement, in which case the terms and conditions of the main body of this Agreement shall prevail in all respects, and those of the Schedules shall prevail over those of the Exhibits.

1.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

1.9 Governing Law. This Agreement and the legal relations between the Parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflict of law provisions. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

1.10 Date for Action. In the event that any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day unless otherwise provided in this Agreement.

1.11 Currency. All references to currency are deemed to mean United States dollars unless expressed to be in some other currency.

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2.0   TERM

2.1 This Agreement shall be deemed effective as of the Effective Date and shall continue in full force and effect for an initial term of three (3) years unless earlier terminated in accordance with Section 10.0 herein. Upon expiration of the initial three-year term this Agreement shall renew for an additional two (2) year term (the "Renewal Term"), under the same terms and conditions as the initial term, except for the Commission Amounts defined in Schedule "D", provided General Physics' performance during the initial term is deemed satisfactory. The Parties agree prior to the expiration of the initial term to negotiate, in good faith, mutually agreeable Commission Amounts defined in Schedule "D" for Services for the Renewal Term and failing such agreement the Agreement will terminate. For those Customer Opportunities for which a Proposal has been submitted to the Customer prior to the termination of this Agreement (for purposes of this sub-Section), the terms of this Agreement will survive and apply to Proposals accepted by a Customer within six (6) months from the date of termination of this Agreement unless the Parties otherwise mutually agree to extend such period.


3.0   RELATIONSHIP OF THE PARTIES

3.1 The Parties hereby agree to collaborate in order to mutually identify and develop, subject to the terms and conditions of this Agreement, suitable Customer Opportunities. Customer Opportunities will be pursued pursuant to the requirements set forth in Schedule "A" hereto.

3.2 The Parties hereto shall be deemed to be independent contractors, and the employees of one shall not be deemed to be employees of the other. Neither party shall act as the agent of the other, and neither party shall have any authority to, or shall attempt to, bind or commit the other party for any purposes except as expressly provided herein. This Agreement is not intended by the Parties, and shall not be deemed, to constitute or create a joint venture, joint enterprise, partnership, or formal business organization of any kind whatsoever.

3.3 Each Party expressly understands and agrees that the other Party may, subject to the terms and conditions of this Agreement, sell its respective products and services in the ordinary course of its business to third parties.

3.4 General Physics shall not subcontract any of its obligations hereunder to any Person without the prior written approval of SYSTEMHOUSE save and except, with prior written notice to SYSTEMHOUSE, to an Affiliate. Any such Subcontractor must agree in writing in advance to be bound by confidentiality standards no less restrictive than those set forth in Schedule "B" - Non-Disclosure Agreement. General Physics shall be liable for the acts or omissions of its Subcontractors under this Agreement.


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3.5   Nothing in this Agreement  shall be construed as providing for the sharing of profits or losses arising out of the efforts of the Parties.

3.6 Neither Party shall make any warranties, express or implied, concerning the performance of the products or services of the other Party, including without limitation fitness for a particular purpose.


4.0   RESPONSIBILITIES OF THE PARTIES

4.1 In addition to the responsibilities set forth in this Agreement, the Parties agree to the additional responsibilities set out in the Schedules.

4.2 General Physics shall use commercially reasonable efforts to formulate Proposals and do all things appropriate and necessary to secure the award of a Contract in accordance with the responsibilities outlined herein.

4.3 General Physics will provide to SYSTEMHOUSE for SYSTEMHOUSE's use to assist, as necessary, in preparing a Proposal or in responding to subsequent inquiries from the Customer, the following:

      (i) such business information as a Customer, acting in a commercially reasonable manner, deems necessary for selecting General Physics as a supplier;

      (ii) technical data and information related to the Proposal;

      (iii)       drafts of relevant portions of a Proposal, if applicable;

      (iv) prototypes and working demonstrations of its products and services where the cost of same is reasonable;

      (v) reasonable cost and pricing data for its portion of the Proposal as requested by Customer, if applicable; and

      (vi) commercially reasonable access to key General Physics' personnel.

4.4   The  Parties  agree  to work  with  each  other in all  applicable  areas,
      including  but  not  limited  to  Proposal   preparation,   demonstration,
      submission and presentations to Customer, if applicable.

4.5 General Physics will designate one or more individuals within its organization as their representative(s) responsible to direct performance of General Physics' obligations under this Agreement (respectively, the "Proposal Contacts"). The following Proposal Contacts, who may be replaced or changed upon written notice to SYSTEMHOUSE from time to time, are named for the purposes herein:


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      For  General Physics:   Name:       Roger St. Germain
                              Address:    10025 Governor Warfield Parkway
                                          Suite 400, 1 Mall North
                                          Columbia, Maryland
                                          21044

                              Phone:      410-910-8600
                              Fax:        410-910-8601

            And:              Name:       John  McAuliffe
                              Address:    6700 Alexander Bell Drive, Suite 400
                                          Columbia, Maryland 21046

                              Phone:      410-290-2300
                              Fax:        410-290-2646


4.6 Each Party will advise the other Party in a timely manner of any changes in a Customer Opportunity which may affect any Party's areas of responsibility. In the event of such changes, the Parties will enter into good faith negotiations to revise a Proposal to increase or decrease the proposed obligations to be performed by each Party thereunder and the associated impacts on pricing.


5.0   DISPUTE RESOLUTION

5.1 The Parties hereto agree to attempt to settle any dispute, controversy or difference which may arise between or among them in connection with this Agreement or any Schedule or Exhibit attached hereto (except as otherwise expressly contemplated by this Agreement or any such Schedule or Exhibit) by good faith discussions between or among representatives designated by the Parties to the dispute. During the course of the discussions between or among such representatives, the Parties will comply with all reasonable requests for access to relevant information. The specific format for such discussions will be left to the discretion of the designated representatives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other Party.

5.2 If resolution cannot be achieved by the Parties within five (5) Business Days of referral to such representatives, then arbitration may be conducted upon written notice to the other Party demanding arbitration in accordance with Section 5.3 below.

5.3 Without prejudice to either Party's right to seek equitable relief (including, but not limited to, injunction) from a court, any dispute

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      arising out of or related to this  Agreement,  which cannot be resolved by negotiation,  shall be settled by binding  arbitration in accordance  with
      the  J.A.M.S./ENDISPUTE   arbitration  rules  and  procedures  ("Endispute
      Rules") and in accordance with the terms of this Article 5. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the Parties unless the arbitration award provides otherwise. Each Party shall bear the cost of preparing and presenting its case. The Parties agree that this provision and the Arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq.("USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The Parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make
      any  award  that   provides  for  punitive  or  exemplary   damages.   The
      arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and
      enforced  in  any  court  of  competent   jurisdiction.   All   post-award
      proceedings shall be governed by the USAA.

5.4 No action, claim or proceeding arising out of this Agreement, regardless of the form thereof, may be brought by either Party more than one (1) year following the later of (i) the termination of this Agreement, or (ii) the date upon which the cause of action became known to the Party initiating such action.


6.0   REPRESENTATIONS AND WARRANTIES

6.1   SYSTEMHOUSE represents, warrants and covenants to General Physics that:

      (i) the entering into and performance of this Agreement is not restricted or limited by, and, subject to obtaining the consents specified in Schedule "C", will not result in a breach by SYSTEMHOUSE of, any other material obligations, duties, or agreement to or with any Person;

      (ii) it has the authority, unencumbered right, and full corporate power, to enter into and perform this Agreement; and

      (iii) this Agreement has been duly authorized, executed and delivered by SYSTEMHOUSE and constitutes a valid, binding and legally enforceable agreement of SYSTEMHOUSE.

6.2   General Physics represents, warrants and covenants to SYSTEMHOUSE that:

      (i) the entering into and performance of this Agreement is not restricted or limited by, and will not result in a breach by General Physics of, any other material obligations, duties, or agreement to or with any Person;

      (ii) it has the authority, unencumbered right, and full corporate power, to enter into and perform this Agreement;

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      (iii) this Agreement has been duly  authorized,  executed and delivered by
            General Physics and constitutes a valid, binding and legally enforceable agreement of General Physics; and

      (iv) notwithstanding any other provision in this Agreement, throughout the term and any renewals or extensions of this Agreement, the pricing to SYSTEMHOUSE for a Customer Opportunity(ies) shall be equal to or less than pricing otherwise made available by General Physics to Customers, and all other customers, end-users, or resellers unless such Person has, as it relates to similar products and services of the Business, an annual volume of sales of products and services materially greater than SYSTEMHOUSE's projected annual volume of sales unless otherwise mutually agreed upon by both SYSTEMHOUSE and General Physics.

6.3 THE OBLIGATIONS OF GENERAL PHYSICS EXPRESSLY STATED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS EXPRESS OR IMPLIED. WITHOUT LIMITATION, TO THE FULLEST EXTENT ALLOWABLE BY LAW, THIS EXCLUSION OF ALL OTHER WARRANTIES AND CONDITIONS EXTENDS TO IMPLIED WARRANTIES OR CONDITIONS OF NON-INFRINGEMENT, SATISFACTORY QUALITY, MERCHANTABLE QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW, OR FROM A COURSE OF DEALING OR USAGE OF TRADE.


7.0   AUDITS AND REPORTS

7.1 SYSTEMHOUSE shall have the right upon reasonable notice to audit the records of General Physics to ensure that General Physics is in compliance with this Agreement. Any such audit shall be conducted during regular business hours at General Physics' offices, in such a manner as not to interfere with General Physics' normal business activities and only by a third party independent auditor (chosen by SYSTEMHOUSE) who is a certified public accountant. Such independent auditor shall hold all information obtained from General Physics in confidence and shall report to SYSTEMHOUSE only to verify that General Physics' pricing to SYSTEMHOUSE is in accordance with sub-Section 6.2 (iv) and on the accuracy of any amounts due and payable to SYSTEMHOUSE hereunder. In no event shall audits be conducted more frequently than semi-annually. Within sixty (60) days of receipt of a request from SYSTEMHOUSE, the independent auditor shall provide SYSTEMHOUSE and General Physics with a report as to the amount, if any, payable to SYSTEMHOUSE according to the provisions of this Agreement, for the period specified in SYSTEMHOUSE's request. Any amount shown to be payable which has not yet been paid to SYSTEMHOUSE pursuant to this Agreement, shall be paid forthwith. In making the report, the independent auditor shall be deemed for all purposes to be acting as an expert and not an arbitrator and the determination of the independent auditor shall be

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      final  and shall  not be  disputed  by  either  Party  unless  shown to be materially in error within thirty (30) days of such determination.

7.2 If any such audit reveals that any amount is owed to SYSTEMHOUSE, General Physics shall immediately pay such amount together with any interest due. If the amount is within five percent (5%) of the amount previously reported by General Physics, SYSTEMHOUSE shall pay for such audit and if the number is greater than five percent (5%), then General Physics shall pay the reasonable costs of such audit.

7.3 General Physics shall maintain complete, true and accurate accounting and business books and records regarding its activities under this Agreement in accordance with generally accepted accounting principles. General Physics shall retain such books and records for not less than two (2) years following the date of final payment hereunder.


8.0   INTELLECTUAL PROPERTY RIGHTS

8.1 Except as expressly provided herein, ownership of any Work Product or other intellectual property developed or otherwise arising pursuant to this Agreement shall be treated as prescribed by the Master Subcontract Agreement.

8.2 Subject to Schedule "A" - Co-Marketing Obligations, this Agreement shall not preclude the Parties from developing materials or providing services which are competitive to the Work Product irrespective of their similarity to documentation or other materials or Services which might be delivered pursuant to this Agreement, except to the extent any of same may infringe any of the other party's or its Subcontractors' or suppliers' patent, copyright or other proprietary rights or Confidential Information.


9.0   PUBLICITY

9.1 Except as may be required by law or by the rules, regulations or by-laws of any stock exchange or securities regulator, neither Party will make any news release, public announcement, advertisement, or publicity concerning the existence or contents of this Agreement, a Proposal, any resulting Contract, or any subcontract, without the prior written approval of the other Party and Customer as may be required. Any such publicity shall give due credit to the contributions of each Party.

9.2   Each Party will:

      (i) conduct business in a manner that reflects favorably at all times on the good name, goodwill and reputation of the other Party;

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      (ii)  not  engage or  cooperate  in  deceptive,  misleading  or  unethical practices or representations that are or might be detrimental to the other Party or reflect adversely on the other Party's products or services;

      (iii) not  make  any   representations  to  anyone  with  respect  to  the
            specifications, features or capabilities of the other Party's products or services that are inconsistent with the literature distributed by the other Party, including all disclaimers contained in such literature, this Agreement or any Schedule or Exhibit hereunder;

             not make any warranty or  representation  in respect of the subject matter of this Agreement to anyone that would give the recipient any claim or right of action against the other Party;

      (v) not infringe any patent, copyright, trade secret, trade mark or other proprietary right in connection with any published advertising or promotional materials produced by such Party and provided to the other Party pursuant to this Agreement; and

      (vi) shall discharge all of its obligations hereunder in a proper, efficient and business-like manner using persons with skills and experience appropriate to their function.



10.0  TERMINATION  AND CHANGE OF CONTROL

10.1 This Agreement shall automatically expire and be deemed terminated effective upon the date of the occurrence of any one of the following events, whichever shall first occur:

      (i)   mutual agreement of the Parties to terminate the Agreement;

      (ii)  any Act of Insolvency by or in respect of any Party;

      (iii) material breach of this Agreement by any Party with such breach remaining unremedied within thirty (30) days after written notice to the breaching Party specifying the nature of the breach.


10.2 In the event of termination of this Agreement for any reason whatsoever, General Physics shall immediately, at SYSTEMHOUSE's option and request, document the status of the Work Product and Services that have been terminated and either deliver or cause to be delivered to SYSTEMHOUSE or, alternatively, dispose of in accordance with SYSTEMHOUSE's instructions, all Work Product, documentation in progress in its or in any Subcontractor's possession. Except for termination by reason of General Physics' material breach of this Agreement, SYSTEMHOUSE shall pay General Physics for the portion of unpaid Services performed prior to the effective date of termination.

10.3 Notwithstanding anything to the contrary contained herein, in the event of a change of control of SHL Systemhouse Co. or MCI Systemhouse Corp. to a non-affiliated Person (excepting only SHL Systemhouse Co.'s and MCI Systemhouse Corp.'s parent company's pending acquisition by WorldCom, Inc.), who owns, manages or is a participant (other than a stockholder holding less than 1% of the total number of outstanding shares of any class of stock) in any business which competes with the Business, as it is conducted on the Effective Date, on the date the change in control occurs, the terms of this Agreement and the Schedules and Exhibits hereto shall be automatically amended, as follows:

      (i) with respect to those Customers for whom General Physics is providing Services on such date or to whom they have submitted a Proposal which remains open or to whom General Physic have provided Services in the six months prior to the date the change in control occurs General Physics shall have the right to continue to provide Services to all such Customers on a right of first refusal basis pursuant to the terms of this Agreement. Such right shall continue until the expiration of this Agreement, unless it is earlier terminated in accordance with Section 10.0 hereof.

      (ii) with respect to all other Customers, SYSTEMHOUSE, may in its sole discretion, utilize General Physics or any other third party, including an Affiliate, to provide Services to such Customers.

      (iii) General Physics will no longer be identified within the Territory as SYSTEMHOUSE's "Preferred Provider".


10.4  The Parties'  rights and obligations  under Section 1.0  "Interpretation",
      Section 2.0 "Term", sub-Section 5.4, sub-Section 6.2, sub-Section 6.3, "Section 7.0 "Audits and Reports", Section 8.0 "Intellectual Property
      Rights", sub-Section 9.1, Section 10.0 "Termination", Section 11.0 "Liability", Section 12.0 "Indemnity" and Section 13.0 "General" and those provisions of the Non-Disclosure Agreement, Schedule B, that survive in accordance with the terms thereof, shall survive termination or expiration of this Agreement for any reason.

11.0  LIABILITY

11.1 NEITHER PARTY NOR ITS AFFILIATES OR SUPPLIERS WILL BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, OR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.2 IN NO EVENT WILL EITHER PARTY'S OR THEIR RESPECTIVE AFFILIATES' AGGREGATE CUMULATIVE LIABILITY TO THE OTHER PARTY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE AMOUNTS PAID TO OR EARNED BY SUCH PARTY PURSUANT TO THIS AGREEMENT.

11.3 The limitations on SYSTEMHOUSE's and its Affiliates' liability set forth in sub-Section 11.2 shall not apply to claims relating to or arising under SYSTEMHOUSE's obligation to protect the Confidential Information of General Physics or its Affiliates arising under this Agreement and to claims relating to or arising from damage to real or tangible property or personal injury or death caused by the intentional or negligent acts or omissions of SYSTEMHOUSE, its Affiliates or their respective personnel in performance of any Services hereunder

11.4 The limitations on General Physics' and its Affiliates' liability set forth in sub-Section 11.2 above shall not apply to claims relating to or arising under General Physics' obligation to protect the Confidential Information of SYSTEMHOUSE or its Affiliates arising under this Agreement and to claims relating to or arising from damage to real or tangible property or personal injury or death caused by the intentional or negligent acts or omissions of General Physics, its Affiliates or their respective personnel in performance of any Services hereunder.

11.5 THE PARTIES HAVE AGREED THAT THE LIMITATIONS SPECIFIED IN THIS SECTION 11 WILL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THIS AGREEMENT IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.


12.0  INDEMNITY

12.1 General Physics' Indemnity. General Physics, at General Physics' own expense, shall defend, hold harmless and indemnify SYSTEMHOUSE, its Affiliates, and its and their respective directors, officers, employees and agents, from and against any and all claims, costs, liabilities, damages, losses or expenses (including without limitation reasonable attorneys' fees) arising from: (i) any breach of a representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of General Physics contained in this Agreement, (ii) third party claims of injury to or death of any person or loss of or damage to any real and tangible property to the extent caused by the intentional or negligent acts or omissions of General Physics, its Affiliates or their respective personnel in the performance of any Services hereunder; or (iii) any General Physics personnel being declared to have "employee" status with respect to SYSTEMHOUSE. SYSTEMHOUSE or the applicable SYSTEMHOUSE Affiliate shall: (i) promptly notify General Physics in writing of the claim; (ii) grant General Physics sole control of the defense and all related settlement negotiations; and (iii) provide General Physics with the assistance, information and authority necessary to perform General Physics' obligations under this Section 12.1. General Physics will reimburse SYSTEMHOUSE's and its Affiliates' reasonable out-of-pocket expenses incurred in providing such assistance. To the extent any failure by SYSTEMHOUSE or its Affiliate to perform any of the foregoing directly has an adverse impact on General Physics' liability to the applicable third party, General Physics shall be entitled to reduce the amount of its indemnification exposure hereunder by the amount of such adverse impact. SYSTEMHOUSE or its Affiliate may, at its own expense, be represented in such defense.

12.2 SYSTEMHOUSE Indemnity. SYSTEMHOUSE, at SYSTEMHOUSE's own expense, shall defend, hold harmless and indemnify General Physics, its Affiliates, and its and their respective directors, officers, employees and agents, from and against any and all claims, costs, liabilities, damages, losses or expenses (including without limitation reasonable attorneys' fees) arising from (i) any breach of a representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of SYSTEMHOUSE contained in this Agreement, or (ii) third party claims of injury to or death of any person or loss of or damage to any real of tangible property to the extent caused by the intentional or negligent acts or omissions of SYSTEMHOUSE, its Affiliates or their respective personnel in the performance of any Services hereunder. General Physics or the applicable General Physics Affiliate shall: (i) promptly notify SYSTEMHOUSE in writing of the claim; (ii) grant SYSTEMHOUSE sole control of the defense and all related settlement negotiations; and (iii) provide SYSTEMHOUSE with the assistance, information and authority necessary to perform SYSTEMHOUSE'S obligations under this Section 12.2. SYSTEMHOUSE will reimburse General Physics' and its Affiliates' reasonable out-of-pocket expenses incurred in providing such assistance. To the extent any failure by General Physics or its Affiliate to perform any of the foregoing directly has an adverse impact on SYSTEMHOUSE's liability to the applicable third party, SYSTEMHOUSE shall be entitled to reduce the amount of its indemnification exposure hereunder by the amount of such adverse impact. General Physics or its Affiliate may, at its own expense, be represented in such defense.

13.0  GENERAL

13.1 Notices. All notices or reports permitted or required under this Agreement shall be in writing and shall be by personal delivery, facsimile transmission, or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of facsimile transmission. Notices shall be sent to the addresses set forth below, or such other address as either Party may specify in writing.

      For SYSTEMHOUSE:        100 University Avenue
                              11th Floor
                              Toronto, Ontario, Canada  M5J 1V6
                              Telephone: (416) 813-1315
                              Facsimile: (416) 813-1398
                              Attn: Jim Laramie

      with a copy to:         100 University Avenue
                              11th Floor
                              Toronto, Ontario, Canada  M5J 1V6
                              Telephone: (416) 813-1313
                              Facsimile: (416) 813-1399
                              Attn: John LaCalamita

      For General Physics:    General Physics Corporation
                              6700 Alexander Bell Drive, Suite 400
                              Columbia, Maryland 21046
                              Telephone: 410-290-2300
                              Facsimile:  410-290-2646
                              Attn:  John McAuliffe

      with a copy to:         Morgan, Lewis & Bockius LLP
                              101 Park Avenue
                              New York, NY 10178
                              Telephone: 212-309-6000
                              Facsimile:   212-309-6273
                              Attn:  David W. Pollak


13.2 Force Majeure. Neither Party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such Party.

13.3 Assignment. Neither this Agreement nor any rights or obligations of General Physics or SYSTEMHOUSE hereunder may be assigned by such Party in whole or in part without the prior written approval of the other Party provided each of the Parties shall have the right to transfer or assign any of its rights and obligations under this Agreement, either in whole or in part, to an Affiliate without the prior written consent of the other Party but with prior written notice, provided that no such assignment or transfer shall relieve a Party of any obligation or liability under this Agreement. Any assignment in violation of this Section shall be void and of no effect.

13.4 Waiver. The failure of either Party to require performance by the other Party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either Party of a breach of any provision hereof be taken or held to be a waiver of the provision itself. No failure on the part of any Party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or consent by any Party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

13.5 Warranty. Each Party acknowledges that it has read this Agreement, understands it and agrees to be bound by it.

13.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

13.7 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article 12.

13.8 Further Assurances. Each Party agrees that upon the written request of the other Party, it shall do all such acts and execute all such further documents, conveyances, deeds, assignments, transfers and the like, and shall cause the doing of all such acts and shall cause the execution of such further documents as are within its powers to cause the doing and execution of, as the other Party hereto may from time to time reasonably request be done and/or executed as may be necessary or desirable to give effect to this Agreement.

13.9 Time of Essence. Time is of the essence of this Agreement.

13.10 Governmental Alteration or Modification. If, at any time during the term of this Agreement, any government or agency of any jurisdictions of the Territory should, directly or indirectly, alter or modify any term or condition of this Agreement by legislation or by-law, in a manner which is material or materially adverse to any Party hereto, or if any Party is unable to receive any payments contemplated by this Agreement as the result of any such governmental action, then such Party may, in its sole discretion, terminate this Agreement forthwith in its entirety by giving written notice to that effect to the other Party hereto. It is expressly understood and agreed by the Parties hereto that in the event of such termination the Party electing to terminate this Agreement pursuant to this sub-Section shall incur no liability whatsoever to the other Party hereto for any alleged default or breach in the performance of this Agreement arising from the exercise of the right herein provided to terminate this Agreement.

13.11 Compliance with Laws. Each Party shall comply with, and abide by, all consents, licenses, and permits that may exist concerning its activities and/or performance obligations under this Agreement, and each Party shall perform its obligations under this Agreement and otherwise conduct its affairs and business in any connection with this Agreement in strict compliance with all laws, by-laws, regulations, orders, judgments and governmental rulings and decrees. Without limiting the foregoing, neither Party shall attempt, or otherwise undertake, to influence the award of a Contract through any unethical, illegal, fraudulent, deceptive nor misrepresentative means whatsoever. Each Party hereby represents, warrants and covenants that it is not an agent or employee of any customer or client of the other Party, and that it shall not receive, be paid, or have any entitlement to any commission, reward, payment, advantage, benefit or consideration of any kind from any Person other than the other Party in any connection with the performance of this Agreement or any Contract.

13.12 Due  Diligence.  Each  Party  hereto  acknowledges  (i) the  risks  of its undertakings hereunder; (ii) the uncertainty of the benefits and obligations hereunder; and (iii) its assumption of such risks and uncertainty.

13.13 The Parties agree and confirm that the restrictions set out in this Agreement, including the preferred status conferred herein: (i) are fair and reasonable in the commercial circumstances of this Agreement; (ii) reasonably protect the legitimate business interests of the Parties and do not constitute any undue restraint of trade; (iii) are fair and reasonably in the interests of the Parties because (a) the consideration provided to each Party under this Agreement adequately and fairly compensates such Party in connection with such restrictions, and (b) neither Party would have entered into this Agreement but for the other Party's agreement with such restrictions and that such restrictions have been an inducement to enter into this Agreement.

13.14 Merger. The Parties agree and acknowledge that none of the warranties, representations and covenants contained in this Agreement shall merge upon either the execution and delivery of this Agreement by both Parties, or upon the full payment (or any partial payments) of any monies that are due and payable hereunder and that all such warranties, representations, and covenants shall continue in full force and effect throughout the term.


13.15 Compliance with UK Restrictive Trade Practices Act 1976. If there is any provision of this Agreement or of any agreement or arrangement of which this Agreement forms part which causes or would cause this Agreement or that agreement or arrangement to be subject to registration under the UK Restrictive Trade Practices Act 1976, then that provision shall not take effect until the day after particulars of this Agreement or that agreement or arrangement (as the case may be) have been furnished to the UK Director General of Affair Trading pursuant to Section 24 of the Restrictive Trade Practices Act 1976.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.

SHL SYSTEMHOUSE CO.

By:   _________________________

Name: _________________________

Title:      _________________________

Date: _________________________


SHL TECHNOLOGY SOLUTIONS LIMITED

By:
        -------------------------------

Name:
        -------------------------------

Title:
        -------------------------------

Date:
        -------------------------------




MCI SYSTEMHOUSE CORP.

By:
        -------------------------------

Name:
        -------------------------------

Title:
        -------------------------------

Date:
        -------------------------------

SHL COMPUTER INNOVATIONS INC.

By:
        -------------------------------

Name:
        -------------------------------

Title:
        -------------------------------

Date:
        -------------------------------




GENERAL PHYSICS CORPORATION

By:   _________________________

Name: _________________________

Title:      _________________________

Date: _________________________